                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: February 19, 1998


                              CKE RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                    1-13192                 33--0602639
        --------                    -------                 -----------
(State or other jurisdiction      (Commission      (IRS Employer Identification
    of incorporation)             File Number)                Number)


             1200 North Harbor Boulevard, Anaheim, California 92801
                    (Address of principal executive offices)

                                 (714) 774-5796
              (Registrant's telephone number, including area code)

Item 5.  Other Events

         On February 19, 1998, CKE Restaurants, Inc. ("CKE") signed a definitive Stock Purchase Agreement with Advantica Restaurant Group, Inc. and Spartan Holdings, Inc. regarding a proposed transaction pursuant to which CKE agreed to purchase from Spartan Holdings, Inc. all of the issued and outstanding shares of common stock of Flagstar Enterprises, Inc. ("FEI"), an Alabama corporation and its subsidiaries for a purchase price of approximately $380,799,699 million in cash and the assumption of approximately $46 million in certain liabilities. Such purchase price is subject to adjustment based on changes in the acquired corporation's working capital.

Item 7.  Financial Statements and Exhibits

        (c)    Exhibits

               99.1 Press Release - February 20, 1998 - CKE Restaurants Announces Definitive Agreement to Purchase Hardee's Restaurants from Advantica Restaurant Group.

               99.2 Stock Purchase Agreement dated February 18, 1998 among CKE Restaurants, Inc., Advantica Restaurant Group, Inc., Spartan Holdings, Inc. And Flagstar Enterprises, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            CKE RESTAURANTS, INC.


Dated: March 3, 1998                        /s/ CARL A. STRUNK
                                            -----------------------------------
                                            Carl A. Strunk
                                            Executive Vice President
                                            Chief Financial Officer

                                  EXHIBIT INDEX





        99.1 Press Release - February 20, 1998 - CKE Restaurants Announces signing of Definitive Agreement with Advantica Restaurant Group to acquire 557 Hardee's quick service restaurants.

        99.2 Stock Purchase Agreement dated February 18, 1998 among CKE Restaurants, Inc., Advantica Restaurant Group, Inc., Spartan Holdings, Inc. And Flagstar Enterprises, Inc.